ASSIGNMENT OF EMPLOYMENT CONTRACT Exhibit 10.32

FOR VALUE RECEIVED, the undersigned Assignor hereby assigns, transfers and sets over to Alpha Technologies Services, Inc. (Assignee) all rights, title and interest held by the Assignor in and to the following described contract:

Employment Contract by and between Mr. Andrew Zogby and Alpha Technologies, Inc. dated 6 October 2008, and subsequently renewed.

The Assignor warrants and represents that said contract is in full force and effect and is fully assignable.

The Assignee hereby assumes and agrees to perform all the remaining and executory obligations of the Assignor under the contract and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

The Assignee shall be entitled to all money remaining to be paid under the contract, which rights are also assigned hereunder.

The Assignor warrants that the contract is without modification, and remains on the terms contained.

The Assignor further warrants that it has full right and authority to transfer said contract and that the contract rights herein transferred are free of lien, encumbrance or adverse claim.

This assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Signed this 6th day of December, 2018.

Assignor Alpha Technologies, Inc. John O'Rourke, Secretary/Treasurer